Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Knightscope, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward
Newly Registered Securities

Fees to be Paid	Equity	Class A Common Stock, $0.001 par value per share	—		(1)(2)	—	—	—	—
Fees to be Paid	Equity	Preferred Stock, $0.001 par value per share	—		(1)(2)	—	—	—	—
Fees to be Paid	Debt	Debt Securities	—		(1)(2)	—	—	—	—
Fees to be Paid	Other	Warrants	—		(1)(2)	—	—	—	—
Fees to be Paid	Other	Units	—		(1)(2)	—	—	—	—
Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457	(o)	(1)(2)	—	$100,000,000	$0.0001531	$15,310
Fees Previously Paid	—	—	—		—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—		—	—	—	—	—
	Total Offering Amounts						$100,000,000		$15,310
	Total Fees Previously Paid								$—
	Total Fee Offsets								$—
	Net Fee Due								$15,310

(1)	There are being registered under this registration statement such indeterminate number of shares of Class A common stock, preferred stock, debt securities, warrants and/or units of the registrant as shall have an aggregate initial offering price not to exceed $100,000,000. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The securities registered also include such indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. Pursuant to Rule 416 of the Securities Act, this Registration Statement also includes additional shares of common stock issuable upon stock splits, stock dividends or similar transactions. These offered securities may be sold separately, together or as units with other offered securities. An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices.

(2)	Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price pursuant to Item 16(b) of Form S-3 under the Securities Act.. The aggregate public offering price of securities sold by the will not exceed $100,000,000.

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A